ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070549970-13
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/10/2007 1:45 PM
	Entity Number E0567042007-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Cellteck Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500, Reno Nevada 89511 (MANDATORY) Physical Street Address, City, Zip Code (OPTIONAL) Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 300,000,000 common 100,000,000 preferred; Par value per share: $0.0001 common $0.0001 preferred; Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Gus Rahim Name 417 Exeter Rd, London, N6E 2Z3 Street Address, City, State, Zip Code 2. William Russell Name 1656 Martin Dr, Suite 305, Surrey, V4A 6E7 Street Address, City, State, Zip Code 3. Daniel J. Steer Name 1374 Cartier Pl, Vancouver, BC, V6P 2W9 Street Address, City, State, Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Business Filings Incorporated, Mark Williams, A.V.P X [signature] Name, Signature 8025 Excelsior Drive, Suite 200, Madison, WI, 53717 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] August 10, 2007 Authorized Signature of R. A. or On Behalf of R. A. Company, Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Filed in the office of	Document Number 20080153270-78
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/05/2008 12:00 PM
	Entity Number E0567042007-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Cellteck, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
[Articles 8 through 11 are added as set forth in the attachment hereto]

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ____________________ Signature

X ____________________ Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Cellteck, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
[Articles 8 through 11 are added as set forth in the attachment hereto]

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X William Russell
Signature

X ______________________
Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Signature

[ATTACHMENT]

ARTICLE 8: INDEMNIFICATION

Pursuant to Section 78.7502 of the Nevada Revised Statutes, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE 9: CONTROLLING INTEREST

The provisions of NRS 78.378 to 78.3793, inclusive shall not be applicable to any acquisition of a controlling interest in the Corporation.

ARTICLE 10: COMBINATIONS WITH INTERESTED SHAREHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes.

ARTICLE 11: ESTABLISHMENT OF MATTERS REGARDING CLASS OR SERIES OF STOCK BY RESOLUTION OF BOARD OF DIRECTORS

Pursuant to Section 78.1955 of the Nevada Revised Statutes, the following matters are established regarding the Preferred and Common Stock of the Corporation:

(A) Preferred Stock. Preferred Stock of the Corporation may be issued from time to time in one or more series. The Board may create and provide for the issuance of shares of Preferred Stock in series and, by filing a Certificate of Designation pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) the designation of the series, which may be by distinguishing number, letter or title;

(2) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Certificate of Designation) increase or decrease (but not below the number of shares of such series then outstanding);

(3) whether dividends, if any, shall be cumulative or non-cumulative and the dividend rate, if any, of the series;

(4) the dates at which dividends, if any, shall be payable;

(5) the redemption rights and price or prices, if any, for shares of the series;

(6) the terms and amount of any sinking fund providing for the purchase or redemption of shares of the series;

(7) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(8) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series or of such other security, the conversion price or prices or exchange rate or rates and provisions for any adjustments to such prices or rates, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(9) the ranking of such series with respect to dividends and amounts payable on the Corporation's liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to the Common Stock with respect to dividends and those distributions;

(10) restrictions on the issuance of shares of the same series or of any other class or series;

(11) the voting rights, if any, of the holders of shares of the series; and

(12) such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board shall determine.

(B) Common Stock.

(1) Voting Rights. Except as otherwise required by law or as otherwise provided in any Certificate of Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

(2) Dividends. Subject to any preferential dividend rights, if any, applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive only such dividends as may be declared by the Board.

(3) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, ratably, in proportion to the number of shares held by them, to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock.

(4) Conversion. The holders of Common Stock shall have no conversion rights.